SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2007

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, MD 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed, SPG-FCM Acquisition, Inc., a subsidiary of SPG-FCM Ventures, LLC, a joint venture between an entity owned by Simon Property Group, Inc. (“Simon”) and funds managed by Farallon Capital Management, L.L.C. (“Farallon”), merged with and into The Mills Corporation (the “Company”) on April 3, 2007 (the “Merger”). As mutually agreed upon by Simon, Farallon, the Company and Mr. Ordan, in connection with the Merger, Mr. Ordan’s employment with the Company will end on May 8, 2007. As a result, Mr. Ordan is entitled to certain severance and other benefits substantially in the amounts described in a Schedule 14F-1 filed by the Company on March 19, 2007 under “Potential Payments Upon Termination or Change of Control—Effects of the Tender Offer and the Merger,” which description is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ RICHARD J. NADEAU
Name:	Richard J. Nadeau
Title:	Executive Vice President and Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its general partner

By:	/s/ RICHARD J. NADEAU
Name:	Richard J. Nadeau
Title:	Executive Vice President and Chief Financial Officer

Date: April 27, 2007

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